                                                                      EXHIBIT 11


                            RTW, INC. AND SUBSIDIARY
          Statement Regarding Computation of Basic and Diluted Income
                                (Loss) Per Share


                                                                2000               2001               2002
                                                            -------------      -------------      -------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                       5,427,420          5,151,929          5,151,929

STOCK WARRANTS                                                          -                  -                  -

STOCK OPTIONS

      Options at $  4.50                                                -                  -                  -
      Options at $  3.80                                                -                  -                  -
      Options at $  2.60                                                -                  -                  -
      Options at $  2.42                                                -                  -                  -
      Options at $  2.20                                                -                  -                  -
      Options at $  2.00                                                -                  -                  -
      Options at $  1.98                                                -                  -                  -
                                                            -------------      -------------      -------------

WEIGHTED AVERAGE COMMON AND COMMON
      SHARE EQUIVALENTS OUTSTANDING                             5,427,420          5,151,929          5,151,929
                                                            =============      =============      =============

NET INCOME (LOSS) ($000'S)                                  ($      9,708)     ($     25,215)     $      14,319
                                                            =============      =============      =============

INCOME (LOSS) PER SHARE:
      BASIC INCOME (LOSS) PER SHARE                         ($       1.79)     ($       4.89)     $        2.78
                                                            =============      =============      =============

      DILUTED INCOME (LOSS) PER SHARE                       ($       1.79)     ($       4.89)     $        2.78
                                                            =============      =============      =============